As filed with the Securities and Exchange Commission on August 12, 1996

                                                            Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                           ACT TELECONFERENCING, INC.
             (Exact name of Registrant as specified in its charter)

                COLORADO                                          84-1132665
     (State or other jurisdiction of                           (I.R.S. Employer
     incorporation or organization)                          Identification No.)

     1658 COLE BOULEVARD, SUITE 162                                 80401
            GOLDEN, COLORADO                                      (Zip Code)
(Address of principal executive offices)


              ACT TELECONFERENCING, INC. STOCK OPTION PLAN OF 1991
                            (Full title of the plan)

                             Gerald D. Van Eeckhout
                         1658 Cole Boulevard, Suite 162
                             Golden, Colorado 80401
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (303) 233-3500
                             ----------------------


                         CALCULATION OF REGISTRATION FEE

                                                                            Proposed
                                                   Proposed                  maximum
       Title of               Amount               maximum                  aggregate               Amount of
     securities to             to be            offering price              offering               registration
     be registered          registered          per share (1)               price (1)                  fee

     Common Stock,            400,000
     no par value             shares                $2.39                   $957,000                   $330


(1) Calculated pursuant to Rule 457(h)(1) based on the average exercise price of outstanding and exercised options.



                           ACT TELECONFERENCING, INC.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents of ACT Teleconferencing, Inc. (the "Company") filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference and made a part hereof:

         (1) The Company's prospectus dated and filed February 2, 1996 pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"), together with the Company's Special Financial Report on Form 10-KSB, filed May 2, 1996, which contains audited financial statements for the Company's fiscal year ended December 31, 1995, the latest fiscal year for which such statements have been filed.

         (2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 1995.

         (3) The description of the Company's Common Stock which is contained in the Registration Statement on Form SB-2 filed October 10, 1995 under the Securities Act and all amendments and reports filed for the purpose of updating such description.

                  All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the shares of Common Stock offered have been sold or which deregisters all shares of the Common Stock then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such documents.

                  Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not Applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not Applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Colorado Business Corporation Act permits a corporation organized thereunder to indemnify its directors, officers, employees, and agents for certain of their acts. The Articles of Incorporation of the Company have been framed so as to conform to the Colorado Business Corporation Act. (Reference is made to the Restated Articles of Incorporation filed as Exhibit
4.1 to this Registration Statement.)

                  In general, the Company may indemnify any officer, director, employee, or agent against expenses, fines, penalties, settlements, or judgments arising in connection with a legal proceeding to which such person is a party, if that person's actions were in good faith, were believed to be in the Company's best interest, and were not unlawful. Indemnification is mandatory with respect to a director or officer who was wholly successful in defense of a proceeding. In all other cases, indemnification of a director, officer, employee, or agent requires a determination by independent decision of the Board of Directors, by independent legal counsel, or by a vote of the shareholders that the applicable standard of conduct was met by the person to be indemnified.

                  The circumstances under which indemnification is granted in connection with an action brought on behalf of the Company are generally the same as those set forth above; however, with respect to such actions against directors, indemnification is granted only with respect to reasonable expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner the person reasonably believed was in the Company's best interest; the person must not have been adjudged liable to the Company; and the person must not have received an improper personal benefit.

                  Indemnification may also be granted pursuant to the terms of agreements which may be entered into in the future pursuant to a vote of shareholders or directors. In addition, the Company is authorized to purchase and maintain insurance which protects its officers and directors against any liabilities incurred in connection with their services in such a position, and such a policy may be obtained by the Company in the future.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.           EXHIBITS.

       Exhibit    Description

         4.1 Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Form 10-Q for the Quarter Ended March 31, 1996, File No. 0-27560).

         4.2      By-Laws of the Company (incorporated by reference to Exhibit
                  3.2 to the Company's Form 10-Q for the Quarter Ended March 31, 1996, File No. 0-27560).

         4.3 Form of specimen certificate for Common Stock of the Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form SB-2 (Registration No. 33-97908-D)).

         4.4 ACT Teleconferencing, Inc. Stock Option Plan of 1991 (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form SB-2 (Registration No. 33-97908-D)).

         5 Opinion of Faegre & Benson LLP as to the legality of the shares being registered.

         23.1 Consent of Faegre & Benson LLP is contained in its opinion filed as Exhibit 5 to this Registration Statement.

         23.2     Consent of Van Dorn & Bossi.

         24 Power of Attorney authorizing Gerald D. Van Eeckhout and Carolyn R. Van Eeckhout to sign this Registration Statement on behalf of Ronald J. Bach.


ITEM 9.           UNDERTAKINGS.

         A.       The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this Registration Statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
                  (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3 or S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Golden, State of Colorado, on August 9, 1996.

                                          ACT TELECONFERENCING, INC.



                                          By   /s/   Gerald D. Van Eeckhout
                                               Gerald D. Van Eeckhout
                                               Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on August 9, 1996 by the following persons in the capacities indicated.

Signature                                  Capacity


/s/   Gerald D. Van Eeckhout               Chief Executive Officer
Gerald D. Van Eeckhout                     (Principal Executive Officer)


/s/   Pamela Van Eeckhout                  Chief Financial Officer and Secretary
Pamela Van Eeckhout                        (Principal Financial and Accounting
                                           Officer)


/s/   Gerald D. Van Eeckhout               Director
Gerald D. Van Eeckhout


/s/   Carolyn R. Van Eeckhout              Director
Carolyn R. Van Eeckhout


/s/   Ronald J. Bach*                      Director
Ronald J. Bach


- ---------------------------------          Director
James F. Seifert


- ---------------------------------          Director
Donald L. Sturtevant

- ---------------------------------

*By Gerald D. Van Eeckhout as Attorney-in-Fact


                                INDEX TO EXHIBITS


                                                                                                      Method
  Exhibit                                      Description                                           of Filing

4.1          Restated Articles of Incorporation of the Company  (incorporated by reference to  Incorporated by
             Exhibit 3.1  to the  Company's  Form 10-Q for the Quarter  Ended March 31, 1996,  Reference
             File No. 0-27560).

4.2          By-Laws  of  the  Company  (incorporated  by  reference  to  Exhibit 3.2  to the
             Company's Form 10-Q for the Quarter Ended March 31, 1996, File No. 0-27560).      Incorporated by
                                                                                               Reference

4.3          Form of specimen  certificate for Common Stock of the Company  (incorporated  by  Incorporated by reference to  Exhibit 4.1 to the Company's  Registration  Statement on Form SB-2  Reference
             (Registration No. 33-97908-D)).

4.4          ACT Teleconferencing,  Inc. Stock Option Plan of 1991 (incorporated by reference  Incorporated by
             to   Exhibit 10.1   to  the  Company's   Registration   Statement  on  Form SB-2  Reference
             (Registration No. 33-97908-D)).

5            Opinion of Faegre & Benson LLP as to the legality of the shares being registered  Electronic
                                                                                               Transmission

23.1         Consent of Faegre & Benson LLP is  contained  in its opinion  filed as Exhibit 5 to this Registration Statement

23.2         Consent of Van Dorn & Bossi                                                       Electronic
                                                                                               Transmission

24           Power  of  Attorney  authorizing  Gerald  D. Van  Eeckhout  and  Carolyn  R. Van  Electronic
             Eeckhout to sign this Registration Statement on behalf of Ronald J. Bach          Transmission


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